Exhibit 99.1

ViewRay Reports First Quarter 2018 Financial Results

Reiterates 2018 Financial Guidance

CLEVELAND, OH May 10, 2018 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights:

•	Total revenue of $26.2 million, primarily from 4 revenue units, up from $1.2 million in 1Q 2017.
•	Received new orders for MRIdian Systems totaling $21.2 million, up from new orders totaling $12.3 million in 1Q 2017.
•	Total backlog grew year over year to $195.0 million, as of March 31, 2018, up from $144.9 million as of March 31, 2017.
•	Received Shonin approval from the Japanese Ministry of Health, Labor and Welfare (MHLW) to market the MRIdian Linac System in Japan.
•	Surpassed 50th MRIdian MR image-guided radiation therapy system order.
•	Sponsored a global symposium attended by nearly 200 clinicians to discuss advanced applications of MR image-guided radiotherapy in Amsterdam.

Recent Highlights:

•	Demonstrated new MR imaging technologies under development to enhance MRIdian's SmartVISION™ MR image guidance by improving tumor and soft tissue visualization at ESTRO 37.
•	MRIdian System featured in 16 presentations and posters at ESTRO 37; nearly 300 clinicians attended satellite symposium with speakers from Heidelberg and VUmc.

http://www.viewray.com/estro_2018.htm

Financing:

•	On March 5, 2018, the Company closed a direct registered equity offering with an affiliate of Fosun International Limited for aggregate gross proceeds of approximately $59.1 million.

“During the first quarter we continued to build momentum by generating new orders to surpass the 50 MRIdian system order milestone and installing four Linac systems and upgrading one MRIdian Cobalt System,” said Chris A. Raanes, president and chief executive officer of ViewRay. “We also received Shonin approval to market our MRIdian Linac system in Japan, the world's third largest market for radiation oncology. The growing interest in our technology was demonstrated by the attendance of hundreds of oncology experts at our recent symposia in Amsterdam and at ESTRO in Barcelona, who heard about the compelling advantages of the MRIdian System in clinical use.”

Financial Results

Total revenue for the first quarter ended March 31, 2018 was $26.2 million, compared to $1.2 million for the same period last year.  Revenue for the first quarter ended March 31, 2018 included 4 new MRIdian system installs and 1 system upgrade, all recognized as product revenue.

Total cost of revenue was $20.6 million for the first quarter ended March 31, 2018, compared to $1.0 million for the same period last year. Total gross profit for the first quarter ended March 31, 2018 was $5.6 million, compared to $0.2 million for the same period last year.

Total operating expenses for the first quarter ended March 31, 2018 were $16.9 million, compared to $11.1 million for the same period last year.

Net loss for the first quarter ended March 31, 2018 was $(7.5) million, or $(0.11) per share, compared to $(28.0) million, or $($0.54) per share, for the same period last year.

ViewRay had total cash and cash equivalents of $78.9 million at March 31, 2018, compared to $57.4 million as of December 31, 2017.

Financial Guidance

The Company is reiterating its financial guidance for the full year 2018. The Company anticipates 2018 total revenue to be in the range of $80 million to $90 million.

Conference Call and Webcast

ViewRay will hold a conference call on Thursday, May 10, 2018 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 9648776. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until May 17, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 9648776.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2018 and ViewRay’s conference call to discuss its fourth quarter and full year 2017 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:	Media Enquiries:
Ajay Bansal	Michael Saracen
Chief Financial Officer	Vice President, Marketing
1-844-MRIdian (674-3426)	Phone: +1 408-242-2994
Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31, 2018,
	2018	2017
Gross Orders	$21,183	$12,310
Backlog	$195,031	$144,869

Revenue:
Product	$25,379	$—
Service	692	1,108
Distribution Rights	119	119
Total revenue	26,190	1,227
Cost of revenue:
Product	19,711	266
Service	909	776
Total cost of revenue	20,620	1,042
Gross margin	5,570	185
Operating expenses:
Research and development	3,770	2,914
Selling and marketing	3,246	1,072
General and administrative	9,846	7,151
Total operating expenses	16,862	11,137
Loss from operations	(11,292)	(10,952)
Interest income	2	1
Interest expense	(1,866)	(1,737)
Other income (expense), net	8,342	(15,273)
Loss before provision for income taxes	$(4,814)	$(27,961)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(4,814)	$(27,961)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$(2,728)	$—
Net loss attributable to common stockholders, basic and diluted	$(7,542)	$(27,961)
Net loss per share, basic and diluted	$(0.11)	$(0.54)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	68,943,918	51,821,422

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,916	$57,389
Accounts receivable	26,171	20,326
Inventory	30,441	19,375
Deposits on purchased inventory	10,001	7,043
Deferred cost of revenue	4,110	13,696
Prepaid expenses and other current assets	4,374	4,862
Total current assets	154,013	122,691
Property and equipment, net	12,955	11,564
Restricted cash	1,143	1,143
Intangible assets, net	73	78
Other assets	441	235
TOTAL ASSETS	$168,625	$135,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,443	$11,014
Accrued liabilities	7,897	7,207
Customer deposits	9,620	17,820
Deferred revenue, current portion	9,670	20,151
Total current liabilities	40,630	56,192
Deferred revenue, net of current portion	3,343	3,238
Long-term debt	44,551	44,504
Warrant liabilities	14,238	22,420
Other long-term liabilities	8,199	7,370
TOTAL LIABILITIES	110,961	133,724
Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at March 31, 2018 (unaudited) and December 31, 2017; 3,000,581 shares issued and outstanding at March 31, 2018 and no shares issued and outstanding at December 31, 2017	30	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2018 (unaudited) and December 31, 2017; 72,022,089 and 67,653,974 shares issued and outstanding at March 31, 2018 (unaudited) and December 31, 2017	710	666
Additional paid-in capital	384,319	321,174
Accumulated deficit	(327,395)	(319,853)
TOTAL STOCKHOLDERS’ EQUITY	57,664	1,987
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$168,625	$135,711

(1) The consolidated balance sheet as of December 31, 2017 was derived from audited financial statements as of that date.